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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-3 of our report dated February 9, 2001 relating to the consolidated financial statements and financial statement schedule, which appears in Plug Power Inc. and Subsidiary's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the use in this Registration Statement on Form S-3 of our report dated February 9, 2001 relating to the consolidated financial statements of Plug Power Inc. and Subsidiary which appears in such Registration Statement. In addition, we consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP

Albany, New York
June 8, 2001